EXHIBIT 99.1
PROSPECTUS SUPPLEMENT                                 REGISTRATION NO. 333-96063
(To Prospectus dated July 7, 2003)






                           [B2B INTERNET HOLDRS LOGO]


                        1,000,000,000 Depositary Receipts
                         B2B Internet HOLDRS (SM) Trust



     This prospectus supplement supplements information contained in the prospectus dated July 7, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the B2B Internet HOLDRS (SM) Trust.

          The share amounts specified in the table on page 13 of the base prospectus be replaced with the following:

                                                      Share         Primary
                        Name of Company      Ticker   Amounts    Trading Market
     Agile Software Corporation               AGIL       4       NASDAQ
     Ariba, Inc.                              ARBA      14       NASDAQ
     CheckFree Corporation                    CKFR       4       NASDAQ
     Commerce One, Inc.                       CMRC      1.2      NASDAQ
     FreeMarkets, Inc.                        FMKT       3       NASDAQ
     Internet Capital Group, Inc.             ICGE      15       NASDAQ
     Nexprise, Inc.                           NXPS     0.133     NASDAQ
     Pegasus Solutions, Inc.                  PEGS       2       NASDAQ
     QRS Corporation                          QRSI       1       NASDAQ
     Retek, Inc.                              RETK       3       NASDAQ
     SciQuest, Inc.                           SQST      0.4      NASDAQ
     VerticalNet, Inc.                        VERT      0.6      NASDAQ


     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transaction.

          The date of this prospectus supplement is September 30, 2003.